UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.


                          SCHEDULE 14A INFORMATION


        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

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[ ]     Preliminary Proxy Statement
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        Rule14a-6(e)(2))
[ ]     Definitive Proxy Statement
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[X]     Soliciting Material Pursuant to Rule 14a-12

                              El Paso Corporation
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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To:   All El Paso Employees
From: Ronald L. Kuehn, Jr.
Date: March 12, 2003

Dear El Paso Employee:

This afternoon, I accepted the Board of Directors' appointment as chief executive officer and chairman of the board, replacing Bill Wise, effective immediately. While Bill had previously agreed to step down by the end of the year and assist in a CEO transition plan, the board has now accelerated the transition to provide strong leadership and stability while in search of a permanent CEO. The board recognizes that the CEO search has been complicated by the announced proxy contest and believes that the pursuit of the company's business strategy will be better served without leadership uncertainty.

I am honored to serve as your CEO and chairman while a new CEO is selected. All of the building blocks are in place, and we are executing our 2003 business plan. While our industry has recently faced unprecedented challenges, I am confident that the board and the company will continue to take the necessary actions to preserve and enhance the value of El Paso.

As you know, under Bill's direction El Paso assembled North America's leading natural gas franchise and the largest natural gas pipeline network in the United States. He was instrumental in the creation and implementation to date of our 2003 business plan, and I know that many of you will miss him, as will I, after his 33 years with the company.

El Paso is a great company with the most qualified and dedicated employees in the industry. I look forward to working more closely with all of you.

On behalf of the board and the management of El Paso, I want to thank you for your ongoing commitment to the company and let you know how much we appreciate your support.


                                    Sincerely,

                                    Ronald L. Kuehn, Jr.
                                    Chairman and Chief Executive Officer

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Prior to its 2003 annual meeting, El Paso will furnish to its shareholders El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain El Paso's proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in a Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003.